UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BAKKT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1550750
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5900 Windward Parkway, Suite 450

Alpharetta, GA 30005

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange
Warrants to purchase Class A Common Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-254935

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A (the “Registration Statement”) is being filed by Bakkt Holdings, Inc. (the “Registrant”), formerly known as VPC Impact Acquisition Holdings, with the Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Registrant’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of the Common Stock (the “Warrants”) from The Nasdaq Capital Market to the New York Stock Exchange. The transfer of the listing is scheduled to occur at the opening of trading on October 18, 2021.

Item 1. Description of Registrant’s Securities to be Registered

The Registrant is hereby registering the Common Stock and the Warrants.

A description of the Common Stock and a description of the Warrants registered hereunder are set forth under the heading “Description of VIH’s and the Company’s Securities” in the Registrant’s definitive proxy statement/prospectus dated as of September 17, 2021 and filed with the SEC on September 17, 2021 and included in the Registrant’s Registration Statement on Form S-4 (File No. 333-254935), initially filed with the SEC on March 31, 2021, as subsequently amended, and is incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 15, 2021	BAKKT HOLDINGS, INC.

	By:	/s/ Gavin Michael Gavin Michael Chief Executive Officer